Exhibit 10.1

STOCKHOLDER SUPPORT AGREEMENT

This STOCKHOLDER SUPPORT AGREEMENT (this “Agreement”) is made as of the 15th day of March, 2021, by and among Intec Pharma Ltd., a company incorporated under the laws of the State of Israel (“Intec”), Intec Parent, Inc., a corporation organized under the laws of the State of Delaware and a wholly-owned subsidiary of Intec (“Intec Parent”), Dillon Merger Subsidiary, Inc., a corporation organized under the laws of the State of Delaware and a wholly-owned subsidiary of Intec Parent (“Merger Sub”), and the undersigned stockholder (“Stockholder”) of Decoy Biosystems, Inc., a corporation organized under the laws of the State of Delaware (the “Company”). Each of Intec, Intec Parent, Merger Sub, and Stockholder is referred to as a “party” and collectively as the “parties”. Capitalized terms used but not defined in this Agreement or any Appendix to this Agreement have the meanings ascribed to them in the Merger Agreement (defined below).

WHEREAS, this Agreement is being executed in connection with that certain Agreement and Plan of Merger and Reorganization entered into on or about the date hereof by and among Intec, Intec Parent, Merger Sub, Domestication Merger Sub (as defined therein), and the Company (as the same may be amended from time to time, the “Merger Agreement”), a copy of which is annexed hereto at Appendix A, providing for, among other things, the merger of Merger Sub with and into the Company (the “Merger”) pursuant to the terms and conditions of the Merger Agreement;

WHEREAS, as of the date hereof, Stockholder is the record and beneficial owner of such number of shares of the Company’s capital stock as set forth on its signature page hereto (collectively, and together with any other shares of the Company’s capital stock owned or acquired (including after the date hereof) by Stockholder, being collectively referred to herein as the “Stockholder Shares”);

WHEREAS, Stockholder understands and acknowledges that Intec, Merger Sub and Intec Parent are entitled to rely on (i) the truth and accuracy of Stockholder’s representations contained herein and (ii) Stockholder’s performance of the obligations set forth herein; and

WHEREAS, Intec, Intec Parent, and Merger Sub’s willingness to enter into the Merger Agreement was conditional upon the delivery of this Agreement contemporaneously with the execution of the Merger Agreement, and accordingly the giving of the covenants and undertakings included herein.

NOW, THEREFORE, in consideration of the premises and mutual representations, warranties, covenants and agreements hereinafter set forth, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Agreements to Vote; Restriction on Transfer; No Solicitation; Proxy; Waiver of Appraisal Rights. Stockholder covenants and agrees with Intec, Intec Parent and Merger Sub, as follows:

(a) Approval of the Merger. During the time period (the “Voting Period”) beginning as of the date hereof until the first to occur of (I) such date and time as the Merger Agreement shall have been terminated pursuant to Article IX thereof; and (II) such date and time as this Agreement shall have been terminated pursuant to Section 3(a) or 3(b), at any meeting of the stockholders of the Company, or any class of stockholders of the Company, however called (or any action by written consent in lieu of a meeting) or any adjournment thereof, Stockholder shall participate and vote all of its Stockholder Shares (or cause them to be voted), in person or by proxy, or, as applicable, execute written consents in respect thereof (i) in favor of the adoption of the Merger Agreement, in favor of the Merger and in favor of any matter that is reasonably necessary to facilitate the consummation of the Merger and the other Transactions contemplated by the Merger Agreement, including any stockholder vote required by the Company’s certificate of incorporation, as amended from time to time and including the approval of the Preferred Stock Conversion if applicable, and (ii) against any Adverse Proposal (as defined below); provided, however that (1) nothing in this Agreement shall preclude Stockholder from exercising full power and authority to vote the Stockholder Shares in Stockholder’s sole discretion for or against any proposal submitted to a vote of the Company Stockholders to approve any payment that would, in the absence of such approval, constitute a parachute payment under Section 280G of the Code), and (2) solely with respect to the approval of the Merger Agreement and the Merger pursuant to sub-clause (i) above, Stockholder shall vote (or cause to be voted) the Stockholder Shares in the same manner as the vote in respect of the Merger Agreement and the Merger of the holders of a majority of the outstanding shares of the Company’s capital stock (excluding the Stockholder Shares and any shares of the Company’s capital stock held by a stockholder who has signed a stockholder support agreement substantially similar to this Agreement), voting as a single class. “Adverse Proposal” means (A) any action or agreement (including, without limitation, any amendment of any agreement) that would result in a breach of any representation, warranty, covenant, agreement or other obligation of the Company in the Merger Agreement, (B)  any Acquisition Proposal or the approval of any Acquisition Agreement, (C) any agreement (including, without limitation, any amendment of any agreement), amendment of the Company’s certificate of incorporation, bylaws or other charter or organizational documents (“Company’s Organizational Documents”) or other action that is intended or would reasonably be expected to (x) result in any of the conditions set forth in Article 6, Article 7 or Article 8 of the Merger Agreement not being fulfilled or satisfied on a timely basis or (y) prevent, impede, interfere with, delay or postpone the consummation of the Merger or the other transactions contemplated by the Merger Agreement, or (D) any change in the capitalization of the Company or its corporate structure, except as expressly contemplated or permitted by the Merger Agreement. Stockholder agrees that it will not bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any action, claim, suit or cause of action, in law or in equity, in any court or before any governmental entity, that challenges the validity of or seeks to enjoin the operation of any provision of the Decoy Stockholder Written Consent or this Agreement or the execution and delivery of the Merger Agreement and the consummation of the Merger in accordance with its terms and the other transactions provided for in the Merger Agreement.

(b) Vote Against Adverse Proposals. During the Extended Voting Period (as defined below), and without limitation to the Stockholder’s obligations pursuant to Section 1(a), at any meeting of the stockholders of the Company, or any class of stockholders of the Company, however called (or any action by written consent in lieu of a meeting) or any adjournment thereof, Stockholder shall participate and vote all of its Stockholder Shares (or cause them to be voted), in person or by proxy, or, as applicable, execute written consents in respect thereof against any Acquisition Proposal, the approval of any Acquisition Agreement, or any Acquisition Transaction. As used herein, “Extended Voting Period” shall mean the time period commencing on the date hereof and ending on the first to occur of:

(I) such date and time as the Merger Agreement shall have been terminated pursuant to Article IX thereof, other than a termination pursuant to (a) Section 9.1(b)(ii), but only if such termination was caused by a failure to obtain the Required Decoy Stockholder Vote; (b) Section 9.1(c)(i); (c) Section 9.1(c)(ii); (d) Section 9.1(c)(iv), but only if such material breach caused or materially contributed to a failure to obtain the Required Decoy Stockholder Vote; or (iv) 9.1(d)(iii);

(II) such date and time as this Agreement shall have been terminated pursuant to Section 3(a) or 3(b); and

(III) such date that is 18 months following the date of this Agreement.

(c) Any vote provided for in Section 1(a) or Section 1(b) shall be cast, or consent or adverse vote shall be given, as applicable, by the Stockholder in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent.

(d) Restriction on Transfer; Non-Interference; etc. During the Extended Voting Period, Stockholder shall not directly or indirectly (i) sell, transfer, give, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, gift, pledge, encumbrance, assignment or other disposition of, any of its Stockholder Shares (or any right, title or interest thereto or therein), (ii) deposit any of its Stockholder Shares into a voting trust or grant any proxies (other than (A) the proxy granted pursuant to Section 1(f), or (B) any other proxy pursuant to which the grantee thereof is appointed to act solely in the manner set forth in Section 1(a) or Section 1(b)) or enter into a voting agreement, power of attorney or voting trust with respect to any of its Stockholder Shares, (iii) take any action that would make any representation or warranty of Stockholder set forth in this Agreement untrue or incorrect or have the effect of preventing, disabling or delaying Stockholder from performing any of its obligations under this Agreement, or (iv) agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i) to (iii) of this Section 1(d); provided that Stockholder may, if Stockholder is an individual or trust, transfer any of the Stockholder Shares to any member of Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family for estate planning purposes, or transfer any of the Stockholder Shares upon the death or dissolution of Stockholder (each, a “Permitted Transfer”); provided, further, that any such transfer referred to in the foregoing clauses shall be permitted only if, as a condition to the effectiveness of such transfer, the transferee agrees in writing, in a form reasonably satisfactory to Intec, to be bound by all of the terms of this Agreement. Notwithstanding the foregoing, no transfer of Stockholder Shares by the Stockholder shall relieve the Stockholder of any liability for the performance of Stockholder’s obligations hereunder.

(e) No Solicitation. Stockholder (in such Stockholder’s capacity as such) agrees to comply with the provisions applicable to a “Representative” of the Company for purposes of Section 4.5 of the Merger Agreement, and that Stockholder shall not, directly or indirectly, through any Representative of such Stockholder authorized by it to act on its behalf, take any action prohibited by Section 4.5 of the Merger Agreement, including, without limitation, making or participating in any Acquisition Proposal.

(f) Grant of Proxy Authority. Without derogating from Stockholder’s undertakings in Section 1(a) or Section 1(b), in order to effectuate the foregoing, Stockholder hereby constitutes and appoints Intec, or any officer or nominee of Intec, with full power of substitution, as Stockholder’s true and lawful proxy and attorney in fact, for and in Stockholder’s name, place and stead with respect to its Stockholder Shares, solely to vote and exercise all voting rights and related rights, including by executing written consents (in Stockholder’s capacity as such), on the matters specified in Section 1(a) or Section 1(b); provided, however, in the case of any vote in respect of the matters referred to in Section 1(a)(i) above, such proxy shall only be effective if Stockholder fails to timely vote as required pursuant to Section 1(a) with respect thereto, and fails to cure such failure within five (5) days after written notice thereof. Any and all prior proxies (other than the proxy described herein) given by Stockholder with respect to matters that would conflict with the rights to vote under the proxy granted hereby are hereby revoked and Stockholder agrees not to grant any subsequent proxies with respect to the subject matter of this proxy until after the termination of this Agreement in accordance with its terms. Stockholder acknowledges and agrees that the proxy provided for herein is coupled with an interest and is irrevocable to the fullest extent permitted by law during the Voting Period with respect to Section 1(a) and the Extended Voting Period with respect to Section 1(b) (immediately after the expiry or termination of which this proxy shall automatically be revoked and be of no further force or effect). Any vote, written consent or other action executed or taken by the holder(s) of this proxy in accordance with the terms hereof, shall prevail and supersede any vote, written consent or other action executed or taken by the Stockholder to the contrary. Notwithstanding anything to the contrary in this Agreement, the proxy authority granted herein shall not apply to any proposal submitted to a vote of Company Stockholders to approve any payment which would, in the absence of such approval, constitute a parachute payment under Section 280G of the Code, and the Stockholder shall continue to have full power and authority to vote the Shares in the Stockholder’s sole discretion for or against any such proposal (but not, for the avoidance of doubt, on any other resolution in respect of a transaction pursuant to which such parachute payment would or could be made).

(g) Waiver of Appraisal Rights. To the fullest extent permitted by law, Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived, and to prevent the exercise of, any dissenters or appraisal rights, including but not limited to any rights provided under Section 262 of the Delaware General Corporation Law, that Stockholder may have with respect to the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement by virtue of the ownership of any Stockholder Shares.

(h) Additional Shares. Until any termination of this Agreement in accordance with Section 3, Stockholder shall promptly notify Intec of the number of Stockholder Shares, if any, that it acquires of record or beneficial ownership of after the date hereof. Any Stockholder Shares as to which Stockholder acquires record or beneficial ownership after the date hereof and prior to termination of this Agreement shall be Stockholder Shares for the purposes of this Agreement. Without limiting the foregoing, in the event of any share split, share dividend or other change in the capital structure of the Company affecting the Stockholder Shares, the number of Stockholder Shares constituting Stockholder Shares shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Stockholder Shares or other voting securities of the Company issued to Stockholder in connection therewith.

2. Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to Intec, Intec Parent, and Merger Sub, as follows:

(a) Authority. Stockholder has all necessary power and authority to execute and deliver this Agreement and to perform such Stockholder’s obligations under this Agreement. This Agreement has been duly executed and delivered by such Stockholder and, assuming due and valid authorization, execution and delivery hereof by the applicable counterparty(ies), constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. If Stockholder is a corporation, limited partnership or limited liability company, Stockholder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, organized, or constituted.

(b) No Conflict. Neither the execution of this Agreement by Stockholder nor the consummation of the transactions contemplated hereby will result (with or without notice or lapse of time or both), in a breach, violation or termination of any of the terms, conditions or provisions of, or constitute a default under, accelerate any obligations arising under, trigger any payment under, or result in the creation of any Encumbrance pursuant to, or otherwise adversely affect any of the terms, conditions or provisions of any Contract, trust, commitment, understanding or agreement by which Stockholder is bound or by any law, decree, judgment, order now in effect of any court or other governmental body applicable to Stockholder.

(c) No Consent. No waiver, Governmental Authorization or consent of any Person or Governmental Body is required on the part of the Stockholder in connection with the execution and delivery of this Agreement or the compliance by the Stockholder with any of the provisions hereof, or the consummation of the transactions contemplated hereby.

(d) Ownership of Shares. Stockholder solely owns, beneficially and of record, all of its Stockholder Shares as set forth on its signature page hereto free and clear of any proxy, voting restriction (other than as forth in that certain Second Amended and Restated Investors’ Rights Agreement, dated August 14, 2018 (as amended, the “Voting Agreement”)), adverse claim or other Encumbrance (other than proxies and restrictions pursuant to this Agreement and transfer restrictions under the Company’s Organizational Documents and applicable securities laws) and does not beneficially own any securities of the Company (including options, warrants or convertible securities) other than the Stockholder Shares set forth on the signature page hereto. Without limiting the foregoing, except for proxies and restrictions pursuant to this Agreement, transfer restrictions under the Company’s Organizational Documents and applicable securities laws, Stockholder has sole voting power and sole power of disposition with respect to all of its Stockholder Shares, with no restrictions on Stockholder’s rights of voting or disposition pertaining thereto (other than as set forth in the Voting Agreement) and no Person other than Stockholder has any right to direct or approve the voting or disposition of any of its Stockholder Shares or to issue any instructions with respect thereto, other than if the Stockholder is a married individual and resides in a state with community property laws, the community property interest of his or her spouse to the extent applicable under such community property laws, which spouse hereby consents to this Agreement by executing the spousal consent attached hereto as Appendix B.

(e) Consideration of Terms. Stockholder (i) has adequate information concerning the business and financial condition of the Company and Intec to make an informed decision regarding the Merger, and (ii) has independently and without reliance upon any of the Intec Entities or the Company, and based on such information and the advice of any such advisors as Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Stockholder acknowledges that neither any of the Intec Entities nor their related parties is acting as a fiduciary or financial or investment adviser to Stockholder and has not given Stockholder any investment advice, opinion nor other information on whether the Merger is prudent. Stockholder has had an opportunity to review with his, her or its own tax advisors the federal, state and local tax consequences of the Merger and the transactions contemplated by the Merger Agreement.

(f) No Plan to Sell. In connection to the Merger, Stockholder has no current plan or intention to sell, transfer, gift, pledge, encumber, assign or dispose of any of the Intec Parent Common Stock that Stockholder receives in the Merger, and has not entered into any contract, option or other arrangement or understanding, with respect to any such sale, transfer, gift, pledge, encumbrance, assignment or other disposition of such stock (other than this Support Agreement).

(g) No Bankruptcy. Stockholder is not under the jurisdiction of a court in a case under Title 11 of the United States Code, as amended, or similar case (within the meaning of Section 368(a)(3)(A) of the Code).

3. Termination. This Agreement (including the proxies granted hereunder) shall automatically terminate, and no party hereto shall have any further rights or obligations hereunder, on the first to occur of (a) the mutual written agreement of Intec and Stockholder, (b) the Effective Time, and (c) the end of the Extended Voting Period. Notwithstanding the foregoing, (x) nothing herein shall relieve any party from liability for any intentional breach of this Agreement (and if a party has been notified by the other party of its obligation hereunder not more than two (2) Business Days prior to the time for fulfillment of such obligation, any failure to perform which results in a breach of such obligation shall be deemed to be intentional) prior to its termination, and (y) the provisions of Section 5 shall survive any termination of this Agreement.

4. No Limitation on Actions of Stockholder as Director or Officer.

(a) Stockholder makes no agreement or understanding in this Agreement in Stockholder’s capacity as a director or officer of the Company (if Stockholder holds such office), and nothing in this Agreement: (i) will limit or affect any actions or omissions taken by Stockholder in Stockholder’s capacity as such a director or officer, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement; or (ii) will be construed to prohibit, limit, or restrict Stockholder from exercising Stockholder’s fiduciary duties as an officer or director to the Company or its stockholders.

(b) If Stockholder is not a natural person but has appointed or designated a director of the Company (“Stockholder’s Designee”), nothing in this Agreement: (i) will limit or affect any actions or omissions taken by Stockholder’s Designee in Stockholder’s Designee’s capacity as such a director, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement; or (ii) will be construed to prohibit, limit, or restrict Stockholder’s Designee from exercising Stockholder’s Designee’s fiduciary duties as a director of the Company or its stockholders.

5. Miscellaneous.

(a) Expenses. Except as otherwise expressly provided in this Agreement or the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

(b) Further Assurances. From time to time, at the reasonable request of any Intec Entity and without further consideration, Stockholder shall execute and deliver such additional documents and take all such further action as may be reasonably required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

(c) Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 5(c) shall be null and void ab initio; provided, that (i) the foregoing shall not prevent Stockholder from effecting a Permitted Transfer in accordance with the terms and conditions of Section 1(d), and (ii) Intec Parent shall be entitled, by written notice to Stockholder, to assume all of Intec’s rights and obligations hereunder such that with effect from such notice Intec shall no longer be party to this Agreement (without limitation to any such rights or any remedy or claim in respect thereof). If Stockholder is an individual, all authority conferred herein shall survive the death or incapacity of the Stockholder.

(d) Amendments; Waiver. This Agreement may not be amended or supplemented, except by a written agreement executed by the parties. Any party may (i) waive any inaccuracies in the representations and warranties of any other party or extend the time for the performance of any of the obligations or acts of any other party, or (ii) waive compliance by the other party with any of the agreements contained herein. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

(e) Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect and shall be interpreted so as reasonably necessary to effect the intent of the parties hereto. Other than as provided elsewhere herein, upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(f) Entire Agreement; Counterparts. This Agreement and the other agreements referred to in this Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the Parties with respect to the subject matter hereof and thereof. Except to the extent expressly provided herein, this Agreement is not intended to and shall not confer upon any Person other than the parties any rights hereunder. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by all Parties by facsimile or electronic transmission in .PDF format or other secure electronic means (e.g., DocuSign) shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

(g) Descriptive Headings. Headings of Sections and subsections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever. Except as otherwise indicated, all references in this Agreement to “Sections,” and “Schedules” are intended to refer to Sections of this Agreement and Schedules to this Agreement.

(h) Notices. Any notice or other communication required or permitted to be delivered to any Party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered by hand, by registered mail, by courier or express delivery service, electronic mail, or by facsimile (provided, that electronic mail or facsimile sent outside of regular business hours of the recipient shall not be deemed to be received until the next Business Day) to the address, electronic mail address, or facsimile telephone number set forth beneath the name of such Party below (or to such other address, electronic mail address, or facsimile telephone number as such Party has specified in a written notice given to the other Parties hereto):

if to Intec, Intec Parent or Merger Sub, to:

Intec Pharma Ltd.

12 Hartom St.

Har Hotzvim

Jerusalem 9777512

Israel

Attention: Jeffery A. Meckler, CEO

Email: jeffrey@intecpharma.com

Facsimile No.:

with copy to (which shall not constitute a notice):

Meitar | Law Offices

16 Abba Hillel Road

5250608, Ramat Gan

Israel

Email: shacharh@meitar.com, and jonathana@meitar.com

Facsimile: +972-3-6144872

Attention: Shachar Hadar, Adv. and Jonathan Atha, Adv.

If to Decoy:

with a copy to:

Sheppard, Mullin, Richter & Hampton LLP

12275 El Camino Real, Suite 200

San Diego, California 92130-4092

USA

Attention: Michael Umansky, Esq.; James A. Mercer, III, Esq.

E-Mail: mumansky@sheppardmullin.com; jmercer@sheppardmullin.com if to Stockholder, as stated on the signature page hereto, with a copy to (which shall not constitute notice):

[_________]

[ADDRESS]

[ADDRESS]

Email:

Facsimile:

Attention:

or such other address, email address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties.

(i) Governing Law; Enforcement; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or proceeding between any of the Parties arising out of or relating to this Agreement or any of the Transactions, each of the Parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware; (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 5(i); (c) waives any objection to laying venue in any such action or proceeding in such courts; (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any Party; and (e) irrevocably waives the right to trial by jury. Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 5(h).

(j) Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that money damages or legal remedies would not be an adequate remedy for such damages. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity, and each of the Parties hereto waives any bond, surety or other security that might be required of any other Party with respect thereto.

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[SIGNATURE PAGES FOLLOWS]

IN WITNESS WHEREOF, the parties have each duly executed this Agreement on the day and year first written above.

INTEC PHARMA LTD.

By:
Name:
Title:

INTEC PARENT, INC.

By:
Name:
Title:

DILLON MERGER SUBSIDIARY, INC.

By:
Name
Title

STOCKHOLDER
[__________]

By:
Name:
Title:

Address

Shares Held:

_________ shares of Company Common Stock

_________ shares of Series Seed Preferred Stock

Address for Notices:

Address:

_______________________________

_______________________________

_______________________________

_______________________________

_______________________________

Fax Number:

_______________________________

Email:

_______________________________

Appendix A

Merger Agreement

Appendix B

STOCKHOLDER AGREEMENT

&

WRITTEN CONSENT OF THE STOCKHOLDERS

OF DECOY BIOSYSTEMS, INC.

SPOUSAL CONSENT

I ____________________, spouse of ____________________, having the legal capacity, power and authority to do so, hereby confirm that I have read and hereby approve the Stockholder Agreement (the “Agreement”) and the written consent of the stockholders (the “Consent”). In consideration of the terms and conditions as set forth in the Agreement and the matters set forth in the Consent, I hereby appoint my spouse as my attorney in fact with respect to the exercise of any rights and obligations under the Agreement and the Consent, and agree to be bound by the provisions of the Agreement and the Consent insofar as I may have any rights or obligations in the Agreement or in the Consent under the community property laws of the State of California or similar laws relating to marital or community property in effect in the state of our residence as of the date of the Agreement or the Consent.

Date:

Signature of Spouse:

Printed Name of Spouse: